SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED): July 30, 2007

STRIKER ENERGY CORP.
(Exact name of registrant as specified in its charter)

  Nevada                                                      000-52218                                            20-2590810
(State of incorporation)                                (Commission File No.)                             (IRS Employer ID No.)

 1305 - 12 Ave West, Suite 1402
  Vancouver, B.C., Canada V6H-1M3
(Address of principal executive offices, including zip code)

(604) 733-3356
(Registrant's telephone number, including area code)

(NONE)
(Former Name, Address and Fiscal Year, If Changed Since Last Report)

    Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 21, 2007, registrant appointed Brian Cole as a Director and Corporate Secretary. Mr. Cole purchased and holds 200,000 shares of registrant’s restricted common stock, which he purchased in a private placement on April 20, 2006.

Mr. Cole is also a consultant to Skyline Investor Relations, a corporation engaged in the business of investor relations, located in Vancouver British Columbia. From 2001 to August 2006, he was a founding member and Vice President of Sundar Communications, a company engaged in the business of investor relations, located in Vancouver, British Columbia. Mr. Cole does not have an employment agreement with the Registrant.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Striker Energy Corp.

Date: July 30, 2007                                                                                              By:/s/ Shawn Perger, President, CEO, Treasurer, Principal Accounting Officer and Director